United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2013

Date of Report (date of earliest event reported)

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in its Charter)

001-33301

(Commission File Number)

Delaware	20-8370041
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Addresses of Principal Executive Offices)

408.716.4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCURAY INCORPORATED

Current Report on Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), and (e).  On September 2, 2013, Mr. Derek Bertocci resigned from his position as Senior Vice President and Chief Financial Officer of Accuray Incorporated (the “Company”) to spend time with his family.  In connection with Mr. Bertocci’s resignation and separation from the Company on September 2, 2013, the Company and Mr. Bertocci are in the process of negotiating a General Release and Separation Agreement (the “Separation Agreement”) in accordance with the terms of his Renewal Executive Employment Agreement, a copy of which is on file with the Commission. In addition, the Company is also negotiating the terms of a Consulting Services Agreement with Mr. Bertocci whereby Mr. Bertocci would provide the Company with consulting services in exchange for a monthly consulting fee of $27,716.67 per month.

Effective September 3, 2013, Gregory Lichtwardt, age 59, was appointed Executive Vice President and Chief Financial Officer of the Company.   From November 2003 to the time he joined the Company in September 2013, Mr. Lichtwardt served as Executive Vice President, Chief Financial Officer of Conceptus Inc., a global leader in the development and commercialization of innovative device-based solutions in permanent birth control.  Prior to joining Conceptus Inc., from August 2000 until September 2002, he served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company.  He was previously with Ocular Sciences, Inc. a world-wide developer and marketer of soft contact lenses, as Vice President, Finance and Chief Financial Officer, a company which he took public.  Mr. Lichtwardt also serves on the board of directors of Biolase, Inc., where he is the chair of the audit committee and is a member of the compensation committee.

Effective September 3, 2013, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Lichtwardt in connection with Mr. Lichtwardt’s appointment as Executive Vice President and Chief Financial Officer of the Company. The Employment Agreement provides for an annual base salary of $355,000 as well as for other customary benefits.  Mr. Lichtwardt is also eligible for an annual performance bonus pursuant to the Company’s Performance Bonus Plan, with the target amount of such bonus set at 65% of Mr. Lichtwardt’s annual base salary.  The Employment Agreement provides for the Company to grant Mr. Lichtwardt (i) 125,000 RSUs which are to vest in four equal annual installments; and (ii) a total of 125,000 Company stock performance-based market stock units.  The Employment Agreement contains non-disclosure and non-solicitation provisions.

Mr. Lichtwardt is entitled under the Employment Agreement to severance benefits, in the event of termination of his employment by the Company without cause, including a lump sum payment equal to the amount of base salary he would be due in the 6 months following a termination without cause, a prorated portion of his target bonus for the fiscal year in which his employment terminates, reimbursement of insurance premiums, payment for outplacement services and other customary benefits. In the event of Mr. Lichtwardt’s termination of employment because of death or incapacity, the Employment Agreement provides for the acceleration of the vesting for stock options and RSUs previously granted to Mr. Lichtwardt that would have vested within six (6) months of such termination.  In the event of a change in control of the Company (as defined in the Employment Agreement) in which the successor company fails to offer Mr. Lichtwardt the position of Executive Vice President and Chief Financial Officer or fails to assume the Company’s obligation under the Employment Agreement, Mr. Lichtwardt shall be entitled to enhanced severance benefits, including four times the severance payment otherwise provided for in the Employment Agreement, 200% of the target bonus for the fiscal year in which the change in control occurs, and the acceleration of all outstanding unvested stock options, as well as other customary benefits.

In connection with Mr. Lichtwardt’s appointment, the Company and Mr. Lichtwardt entered into the Company’s standard form of indemnification agreement for its directors and executive officers in substantially the form previously filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-Q, filed with the Securities and Exchange Commission on May 10, 2011, the terms of which are incorporated herein by reference.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 3, 2013, the Company issued a press release announcing Mr. Bertocci’s resignation as Senior Vice President, Chief Financial Officer and Mr. Gregory Lichtwardt’s appointment as the Company’s Executive Vice President and Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated September 3, 2013, between Gregory Lichtwardt and Accuray Incorporated

99.1	Press Release, dated September 3, 2013 issued by Accuray Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Date: September 3, 2013	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated September 3, 2013, between Gregory Lichtwardt and Accuray Incorporated

99.1	Press Release, dated September 3, 2013 issued by Accuray Incorporated